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As filed with the Securities and Exchange Commission on November 22, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACCELRYS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	33-0557266 (I.R.S. Employer Identification No.)

10188 Telesis Court, Suite 100 San Diego, California 92121 (858) 799-5000 (Address of Principal Executive Offices)

ACCELRYS, INC. 2004 NEW-HIRE EQUITY INCENTIVE PLAN (Full Titles of the Plans)

Mark J. Emkjer President and Chief Executive Officer 10188 Telesis Court, Suite 100 San Diego, California 92121 (Name and Address of Agent for Service)

(858) 799-5000 (Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

common stock, par value $0.0001 per share (including related rights to purchase Series A Junior Participating Preferred Stock)	750,000 shares	$5.26 to $6.47	$4,273,690.45	$541.48

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also registers such additional shares of the registrant's common stock as may become issuable as a result of any stock split, stock dividend, recapitalization or similar transaction.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of (a) the weighted average exercise price of $5.26 for 478,355 shares subject to outstanding stock options granted under the Stock Option Plan and (b) $6.47, the average of the high and low sales prices of the registrant's common stock on November 15, 2004, as reported on the NASDAQ National Market for the 271,645 additional shares subject to the New-Hire Equity Incentive Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Documents By Reference

        The following documents filed by us with the Securities and Exchange Commission, or the Commission, are incorporated by reference into this registration statement:

  •
  Our Annual Report on Form 10-K for our fiscal year ended December 31, 2003, filed with the Commission on March 10, 2004;

  •
  Our Transitional Report on Form 10-Q for our quarter ended March 31, 2004 filed with the Commission on May 10, 2004;

  •
  Our Quarterly Reports on Form 10-Q for our quarters ended June 30, 2004 and September 30, 2004 filed with the Commission on August 9, 2004 and November 9, 2004, respectively;

  •
  Our Current Reports on Form 8-K filed with the Commission on February 27, 2004, April 9, 2004, April 15, 2004, April 20, 2004, April 22, 2004, May 3, 2004, September 7, 2004, September 15, 2004, September 16, 2004, September 28, 2004 and October 21, 2004;

  •
  Our Current Report on Form 8-K/A filed with the Commission on September 16, 2004;

  •
  The description of our common stock contained in our registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description;

  •
  The description of our Stockholders Rights Plan on Form 8-A filed with the Commission on September 10, 2002; and

  •
  All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act of 1934, or Exchange Act, since the end of the fiscal year covered by the annual report referred to above.

        All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 6. Indemnification of Directors and Officers

        Under Section 145 ("Section 145") of the Delaware General Corporation Law (the "DGCL"), we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

        Our Restated Certificate of Incorporation further provides that we may, in the sole discretion of our Board of Directors, indemnify any other person to the extent the Board of Directors deems advisable, as permitted by Section 145. Our bylaws provide that we shall indemnify our directors, officers, employees and agents, subject to certain exceptions regarding such persons' standard of conduct.

        In addition, Article IX, Section (b) of our Restated Certificate of Incorporation provides, in part, as follows:

    "No person shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

        Under our bylaws, we must generally advance all expenses incurred by our directors, officers, employees or agents who are party or threatened to be made party to any action by reason of the fact that each such person is or was a director, officer, employee or agent of us, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Each advancement shall only be made if such director, officer, employee or agent undertakes to repay any such advancement if it is ultimately determined that such person is not entitled to be indemnified under our bylaws or otherwise. Our bylaws further provide that we have the power to purchase liability insurance policies covering our directors, officers, employees and agents, whether or not we would have the power to indemnify such person under the DGCL. We currently maintain such insurance.

        We have entered into Indemnity Agreements with each of our directors and officers. Pursuant to these Indemnity Agreements, we have agreed to indemnify each of our directors and officers to the fullest extent permitted by applicable law and our bylaws, subject to certain exceptions. We believe that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

Item 8. Exhibits

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 1996).
4.2	Bylaws, as amended (incorporated herein by reference to Exhibit 3.3 to our Annual Report on Form 10-K for the year ended December 31, 1996).
4.2(a)	Amendment to Bylaws dated July 31, 1997 (incorporated by Reference to Exhibit 3.3(a) to our Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).
4.2(b)	Amendment to Bylaws dated January 17, 2002 (incorporated by Reference to Exhibit 3.3(b) to our Quarterly Report on Form 10-K for the year ended December 31, 2001).
4.3
Rights Agreement, dated as of September 6, 2002, between Pharmacopeia, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A thereto the Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock and Exhibit B thereto the Form of Right Certificate (incorporated by Reference to Exhibit 4.1 to our Current Report on Form 8-K dated September 4, 2002).
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this registration statement.
24.1	Power of Attorney is contained on the signature page of this registration statement.
99.1	Accelrys, Inc. 2004 New-Hire Equity Incentive Plan (incorporated herein by reference to Exhibit 10.17 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

Item 9. Undertakings

        We hereby undertake:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 22, 2004.

ACCELRYS, INC.
By:	/s/ MARK J. EMKJER
Name:	Mark J. Emkjer
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MARK J. EMKJER as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK J. EMKJER (Mark J. Emkjer)	President, Chief Executive Officer and Director (Principal Executive Officer)	November 22, 2004
/s/ JOHN J. HANLON (John J. Hanlon)	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 22, 2004
/s/ KENNETH L. COLEMAN (Kenneth L. Coleman)	Director	November 22, 2004
/s/ RICARDO B. LEVY (Ricardo B. Levy)	Director	November 22, 2004
(Christopher J. Steffen)	Director	November , 2004
(Gary E. Costley)	Director	November , 2004

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 1996).
4.2	Bylaws, as amended (incorporated herein by reference to Exhibit 3.3 to our Annual Report on Form 10-K for the year ended December 31, 1996).
4.2(a)	Amendment to Bylaws dated July 31, 1997 (incorporated by Reference to Exhibit 3.3(a) to our Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).
4.2(b)	Amendment to Bylaws dated January 17, 2002 (incorporated by Reference to Exhibit 3.3(b) to our Quarterly Report on Form 10-K for the year ended December 31, 2001).
4.3
Rights Agreement, dated as of September 6, 2002, between Pharmacopeia, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A thereto the Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock and Exhibit B thereto the Form of Right Certificate (incorporated by Reference to Exhibit 4.1 to our Current Report on Form 8-K dated September 4, 2002).
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this registration statement.
24.1	Power of Attorney is contained on the signature page of this registration statement.
99.1	Accelrys, Inc. 2004 New-Hire Equity Incentive Plan (incorporated herein by reference to Exhibit 10.17 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX